Exhibit 10.14

1200 17th Street, Suite 620

Denver, Colorado 80202

Phone: 303-893-1599, Fax: 303-825-0883

July 27, 2007

Michael R. Bristow, M.D., PhD.

Division of Cardiology

University of Colorado Health Sciences Center

Denver, CO 80262

Dear Michael,

ARCA Discovery, Inc. wishes to make unrestricted gifts to the University of Colorado Foundation in support of your laboratory and the research associated with heart failure. We direct these contributions to be allocated as summarized below.

• Lab Personnel Costs -	$197,000	annually
• General Laboratory Costs	90,000	annually

Total Commitment	$287,000

ARCA expects to fund this commitment through monthly payments of $23,917. These payments are contingent upon ARCA’s financial condition, therefore this arrangement can be terminated at ARCA’s discretion. The effective date of the arrangement is July 1, 2007.

Sincerely,

/s/ Richard B. Brewer
Richard B. Brewer
President & CEO

Acknowledged:	/s/ Michael Bristow
Michael Bristow, M.D., PhD.

ARCA Discovery, Inc

INTERNAL USE ONLY

(Annual Costs)

Name	Estimated Percentage of Salary Supported	Amount of Contribution
[ * ]	[ * ]	[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.